NOTICE OF GRANT OF PERFORMANCE STOCK UNIT AWARD
UNDER TERMS AND CONDITIONS OF 2008 PERFORMANCE INCENTIVE PLAN

Name of Grantee:                    ______________________________________
Total Target Number of Stock Units Subject to this Grant:    ________________________________
Target Number of EPS Stock Units Subject to this Grant1: _______________________
Target Number of Revenue Stock Units Subject to this Grant1: ________________________
Date of Grant:                        ______________________________________

This Notice evidences that you have been granted an award of stock units (the “Stock Units”) of Microsemi Corporation (the “Corporation”) as to the “total target” number set forth above. Between zero percent (0%) and two hundred seventy percent (270%) of the “total target” number of Stock Units will vest and become nonforfeitable in accordance with the performance-based vesting requirements set forth in the Terms (as defined below).

By your acceptance of the award, you agree that the award of Stock Units is granted under and governed by the terms and conditions of the Corporation's 2008 Performance Incentive Plan (as amended from time to time, the “Plan”) and the Terms and Conditions of Performance Stock Unit Award (the “Terms”), which are attached and incorporated herein by this reference. This Notice of Grant of Performance Stock Unit Award, together with the Terms, is referred to as the “Agreement” applicable to your award. The award has been granted to you in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to you. Capitalized terms are defined in the Plan if not defined herein or in the Terms. The Plan, the Terms, the Prospectus for the Plan and Prospectus Supplement with respect to Stock Unit awards under the Plan are available by calling the Corporation at (949) 380-6100.

By accepting this award, you agree to execute any documents and take such further actions that the Corporation may reasonably request in order to establish and/or maintain a brokerage account to hold the shares subject to this grant. You also agree that your default election to settle your tax withholding obligation is to have the Corporation withhold a portion of the shares covered by this award as provided in Section 9 of the Terms. You may change your default election during any period that you are not in blackout by notifying the Corporation and making alternative arrangements acceptable to the Corporation to provide for tax withholding as described in Section 9.

MICROSEMI CORPORATION    ACCEPTED AND AGREED BY GRANTEE

By:    ____________________________    By:    ____________________________
Name:        Name:
Title:

MICROSEMI CORPORATION
2008 PERFORMANCE INCENTIVE PLAN
TERMS AND CONDITIONS OF PERFORMANCE STOCK UNIT AWARD

1.	General.
These Terms and Conditions of Performance Stock Unit Award (these “Terms”) apply to a particular grant of stock units under the Plan (the “Award”) if incorporated by reference in the Notice of Grant of Performance Stock Unit Award (the “Grant Notice”) corresponding to that particular grant. The recipient of the Award identified in the Grant Notice is referred to as the “Grantee.” The effective date of grant of the Award as set forth in the Grant Notice is referred to as the “Award Date.” The number of stock units covered by the Award is subject to adjustment under Section 7.1 of the Plan.
The Award was granted under and subject to the Microsemi Corporation 2008 Performance Incentive Plan (the “Plan”). Capitalized terms are defined in the Plan if not defined herein. The Award has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. The Grant Notice and these Terms are collectively referred to as the “Agreement” applicable to the Award.
As used in the Agreement, the term “stock unit” means a non-voting unit of measurement which is deemed for bookkeeping purposes to be the equivalent to one outstanding share of the Corporation’s Common Stock solely for purposes of the Plan and this Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Grantee if such Stock Units vest pursuant to Section 2 of the Terms. The Stock Units shall not be treated as property or as a trust fund of any kind.

2.	Vesting.
The Award is subject to the vesting terms and conditions set forth in Exhibit A hereto, incorporated herein by this reference. References to this Section 2 include Exhibit A.

3.	Effect of Termination of Employment or Services.
Except as otherwise expressly provided below in this Section 3, if the Grantee ceases to be employed by or ceases to provide services to the Corporation or one of its Subsidiaries (the date of such termination of employment or services is referred to as the Grantee’s “Severance Date”), the Grantee’s Stock Units shall terminate to the extent such units have not become vested pursuant to Section 2 or Section 8.2 hereof as of the Severance Date (regardless of the reason for such termination of employment or services, whether with or without cause, voluntarily or involuntarily).

•
If, however, the Grantee’s employment with the Corporation and its Subsidiaries terminates due to the Grantee’s death or Disability prior to the last day of the FY16-FY18 Performance Period, the Stock Units shall accelerate to such extent that the Total Target Number of Stock Units (as set forth in the Grant Notice) subject to the Award (including any Stock Units that may have vested prior to the date of such event pursuant to Section 2 hereof with respect to the FY16 Performance Period or the FY16-FY17 Performance Period) shall be fully vested as of the date of such event and any remaining unvested Stock Units subject to the Award (after giving effect to such acceleration, if required) shall terminate as of such event.

•
If, however, the Grantee’s employment with the Corporation or one of its Subsidiaries terminates prior to the last day of the FY16-FY18 Performance Period (other than due to Grantee’s death or Disability) and, in connection with the Grantee’s Severance Date, the Grantee is entitled to accelerated vesting of his or her outstanding equity awards pursuant to the terms of any written employment, severance or similar agreement with the Corporation in effect at the time of such termination, the Performance Periods then in effect with respect to the Award shall be deemed to end as of the last day of the fiscal quarter of the Corporation in which the Severance Date occurs (subject to the provisions of Section 8.2 below should a Change in Control Event occur before the end of such shortened period) and the Award will vest as of the end of such shortened period as to a number of Stock Units determined in accordance with Section 2 with performance measured for such shortened period.

•
If, however, the Grantee’s employment with the Corporation or one of its Subsidiaries terminates prior to the last day of the FY16-FY18 Performance Period (other than due to Grantee’s death or Disability, and other than a termination described in the preceding bullet point) and such termination qualifies as a Retirement, the Performance Periods then in effect with respect to the Award shall be deemed to end as of the last day of the fiscal quarter of the Corporation in which the Severance Date occurs (subject to the provisions of Section 8.2 below should a Change in Control Event occur before the end of such shortened period), each of the Target Number of EPS Stock Units and the Target Number of Revenue Stock Units subject to the Award will be pro-rated as described below and the Award will vest as of the end of such shortened period as to a number of Stock Units determined in accordance with Section 2 with performance measured for such shortened period. In the event of such a Retirement, each of the Target Number of EPS Stock Units and the Target Number of Revenue Stock Units subject to the Award will be pro-rated as of the Grantee’s Severance Date by multiplying such Target Number of Stock Units otherwise subject to the Award by a fraction, the numerator of which is the total number of calendar days in the FY16-FY18 Performance Period that the Grantee was employed by the Corporation or one of its Subsidiaries and the denominator of which is the total number of calendar days in the FY16-FY18 Performance Period. If such a Retirement occurs after the FY16 Performance Period, the offset to any pro-rated Stock Units payable with respect to the shortened Performance Period will be based on the actual (not pro-rated) Stock Units paid or payable for any Performance Period ended prior to such Retirement.

•
If the Grantee’s employment with the Corporation and its Subsidiaries terminates on or after the last day of the FY16-FY18 Performance Period due to (i) the Grantee’s death or Disability, (ii) a termination in connection with which the Grantee is entitled to accelerated vesting of his or her outstanding equity awards pursuant to the terms of any written employment, severance or similar agreement with the Corporation in effect at the time of such termination, or (iii) the Grantee’s Retirement, the Grantee will be treated for purposes of the Award as though no such termination of employment had occurred.

With respect to a termination of employment referred to in either of the second or third bullet points above, any remaining unvested Stock Units subject to the Award at the end of the shortened Performance Period shall terminate as of the end of such shortened period.
For the purposes of the Award, “Disability” has the meaning given to such term in Treas. Reg. Section 1.409A-3(i)(4). For purposes of the Award, “Retirement” means the Grantee’s Severance Date occurs more than ninety (90) days after the Date of Grant of the Award and, on the Severance Date, the Grantee has attained at least age 65 and has at least 10 years of service to the Corporation and/or its Subsidiaries.
If any unvested Stock Units are terminated pursuant to this Agreement, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Grantee, or the Grantee’s beneficiary or personal representative, as the case may be.

4.	Continuance of Employment/Service Required; No Employment Commitment.
Except as expressly provided in Section 3 above, the vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Except as expressly provided in Section 3 above, employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 3 above or under the Plan.
Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Grantee’s status as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or services, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Grantee without his consent thereto.

5.	Timing and Manner of Payment of Stock Units.
On or as soon as administratively practical (and in all events not later than two and one-half months) following the last day of each Performance Period or any Change in Control Event (as such term is defined in Section 8.2), the Corporation shall deliver to the Grantee a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal (subject to adjustment pursuant to Section 7.1 of the Plan) to the number of Stock Units subject to this Award that vested for that Performance Period or in connection with such Change in Control Event.
However, to the extent the Grantee’s Stock Units vest pursuant to Section 3, in the first two and one-half months of the calendar quarter following the calendar quarter in which the Grantee’s Separation From Service occurs, the Corporation shall deliver to the Grantee a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal (subject to adjustment pursuant to Section 7.1 of the Plan) to the number of Stock Units subject to this Award that vested pursuant to Section 3 in connection with the Grantee’s termination of employment or death, as the case may be; provided, however, that if the Grantee is a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)) on the date of Grantee’s Separation From Service, Grantee shall not be entitled to any payment of such Stock Units until the earlier of (i) the date which is six (6) months after Grantee’s Separation From Service with the Corporation for any reason other than death, or (ii) the date of Grantee’s death, if and to the extent such delay in payment is required to comply with Section 409A of the Code. For purposes of the Award, “Separation From Service” shall mean a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h)(1), without regard to the optional alternative definitions available thereunder.
The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Grantee or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. The Grantee shall have no further rights with respect to any Stock Units that are so paid or that terminate pursuant to the terms hereof.

6.	Dividend and Voting Rights.
6.1    Limitations on Rights Associated with Units. The Grantee shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 6.2 with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Grantee. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.
6.2    Dividend Equivalent Rights Distributions. As of any date that the Corporation pays an ordinary cash dividend on its Common Stock, the Corporation shall credit the Grantee with an additional number of Stock Units equal to (i) the per share cash dividend paid by the Corporation on its Common Stock on such date, multiplied by (ii) the Total Target Number of Stock Units (including any dividend equivalents previously credited hereunder) (with such Target Number adjusted pursuant to Section 7.1 of the Plan) subject to the Award as of the related dividend payment record date, divided by (iii) the fair market value of a share of Common Stock on the date of payment of such dividend (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan). Any Stock Units credited pursuant to the foregoing provisions of this Section 6.2 shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate. No crediting of Stock Units shall be made pursuant to this Section 6.2 with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 5 or terminated pursuant to the terms hereof.

7.	Non-Transferability.
Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

8.	Adjustments; Change in Control.
8.1    Adjustments. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 6.2. For purposes of clarity, Sections A.2 and A.3 of Exhibit A control as to any adjustment of the performance goals, criteria or metrics.
8.2    Change in Control. If, at any time after the Award Date and before the last day of the FY16-FY18 Performance Period (or, in the case of a “shortened” performance period provided in Section 3, before the last day of such shortened period), a Change in Control Event occurs, the Award shall accelerate to such extent that the greater of the following (after giving effect to and including any Stock Units that may have vested prior to the date of such event pursuant to Section 2 hereof) shall be fully vested as of the date of such event:

•	the Total Target Number of Stock Units (as set forth in the Grant Notice) subject to the Award; or

•
the number of Stock Units that would be payable to the Grantee if the FY16-FY18 Performance Period ended as of the last day of the fiscal quarter of the Corporation coinciding with or last preceding the date on which such Change in Control Event occurred and the Award vested as of the end of such shortened period in accordance with Section 2 with performance measured for such shortened period;
provided, however, that the accelerated vesting otherwise provided for above in this Section 8.2 shall not apply if the Stock Units terminated or were accelerated pursuant to Section 3 prior to the occurrence of such event. For purposes of the Agreement, “Change in Control Event” means a “change in the ownership” of the Corporation, a “change in effective control” of the Corporation, or a “change in the ownership of a substantial portion of the assets” of the Corporation, within the meaning of Section 409A of the Code.

9.	Tax Withholding.
The Corporation shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Corporation or any of its Subsidiaries may reasonably be obligated to withhold with respect to the grant, vesting or other event with respect to the Stock Units. The Grantee shall be solely responsible for the satisfaction of such withholding requirements. If such withholding event occurs in connection with the distribution of shares of Common Stock in respect of the Stock Units and subject to compliance with all applicable laws, the Corporation shall automatically withhold and reacquire the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution at the minimum applicable withholding rates; provided, however, that the Grantee may elect in advance, in accordance with such procedures as the Corporation may implement and subject to all applicable laws and Corporation policies (including insider-trading policies), to make alternative arrangements to provide for such withholding (which may include provision for a cash payment to the Corporation for the amount of such withholding obligations or a “sell-to-cover” arrangement with a broker to provide for the market sale of such shares to cover such withholding amount). The Grantee shall execute such documents as may reasonably be requested by the Corporation or the broker, as applicable, in order to implement such transactions and shall otherwise comply with the administrative rules and procedures established by the Corporation with respect to such transactions. If, however, any withholding event occurs with respect to the Stock Units other than in connection with the distribution of shares of Common Stock in respect of the Stock Units, or if the Corporation cannot legally satisfy such withholding obligations by such withholding and reacquisition of shares as described above, the Corporation shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee the amount of any such withholding obligations.

10.	Notices.
Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the Grantee’s last address reflected on the Corporation’s employment records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government or a courier of internationally recognized prominence. Any such notice shall be given only when received, but if the Grantee is no longer an Eligible Person, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 10.

11.	Plan.
The Award and all rights of the Grantee under this Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Grantee agrees to be bound by the terms of the Plan and this Agreement. The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

12.	Entire Agreement.
This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan may be amended pursuant to Section 8.6 of the Plan. This Agreement may be amended by the Administrator from time to time. Any such amendment must be in writing and signed by the Corporation. Any such amendment that materially and adversely affects the Grantee’s rights under this Agreement requires the consent of the Grantee in order to be effective with respect to the Award. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

13.	Limitation on Grantee’s Rights.
Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Grantee shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

14.	Counterparts.
This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15.	Section Headings.
The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

16.	Governing Law.
This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

17.	Construction.
It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with the foregoing intents.

18.	Clawback Policy.
The Stock Units are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Stock Units or any shares of

Common Stock or other cash or property received with respect to the Stock Units (including any value received from a disposition of the shares acquired upon payment of the Stock Units).

* * * * *

EXHIBIT A
VESTING TERMS AND CONDITIONS
Subject to Sections 3 and 8.2 of the Terms, the percentage of the Total Target Number of Stock Units (as set forth in the Grant Notice) subject to the Award that vest will range from zero percent (0%) to two hundred seventy percent (270%) and will be determined based on the Corporation’s Adjusted EPS, Revenue and Relative TSR Ranking (as such terms are defined below) for the Corporation’s 2016, 2017 and 2018 fiscal years as set forth below in this Exhibit A. (As set forth in the Grant Notice, thirty (30%) of the Total Target Number of Stock Units are referred to as the “Target Number of EPS Stock Units,” and seventy (70%) of the Total Target Number of Stock Units are referred to as the “Target Number of Revenue Stock Units.”) The percentage of the Target Number of EPS Stock Units subject to the Award that vest will be determined based on the Corporation’s Adjusted EPS, and the percentage of the Target Number of Revenue Stock Units subject to the Award that vest will be determined based on the Corporation’s Revenue, in each case subject to the effect of a Relative TSR Ranking adjustment for the FY16-FY18 Performance Period.
A.1    Performance-Based Vesting.
FY16 Performance Period. Forty percent (40%) of the Target Number of EPS Stock Units subject to the Award and forty percent (40%) of the Target Number of Revenue Stock Units subject to the Award will be eligible to vest based on the Corporation’s Adjusted EPS Growth Performance Ranking and Revenue Growth Performance Ranking for the FY16 Performance Period in accordance with the following tables:

Adjusted EPS Growth Performance Ranking for the FY16 Performance Period	Applicable Percentage
Less than 10th Percentile	0%
10th Percentile	25%
25th Percentile	60%
50th Percentile or Higher	100%

Revenue Growth Performance Ranking for the FY16 Performance Period	Applicable Percentage
Less than 10th Percentile	0%
10th Percentile	25%
25th Percentile	60%
50th Percentile or Higher	100%

    The percentage of the Target Number of EPS Stock Units subject to the Award that vest for the FY16 Performance Period will equal the Applicable Percentage determined above based on the Corporation’s Adjusted EPS Growth Performance Ranking for the FY16 Performance Period, multiplied by forty percent (40%) of the Target Number of EPS Stock Units subject to the Award. The percentage of the Target Number of Revenue Stock Units subject to the Award that vest for the FY16 Performance Period will equal the Applicable Percentage determined above based on the Corporation’s Revenue Growth Performance Ranking for the FY16 Performance Period, multiplied by forty percent (40%) of the Target Number of Revenue Stock Units subject to the Award.
FY16-FY17 Performance Period. One hundred percent (100%) of the Target Number of EPS Stock Units subject to the Award and one hundred percent (100%) of the Target Number of Revenue Stock Units subject to the Award will be eligible to vest based on the Corporation’s Adjusted EPS Growth

Performance Ranking and Revenue Growth Performance Ranking for the FY16-FY17 Performance Period in accordance with the following tables:

Adjusted EPS Growth Performance Ranking for the FY16-FY17 Performance Period	Applicable Percentage
Less than 10th Percentile	0%
10th Percentile	25%
25th Percentile	60%
50th Percentile or Higher	100%

Revenue Growth Performance Ranking for the FY16-FY17 Performance Period	Applicable Percentage
Less than 10th Percentile	0%
10th Percentile	25%
25th Percentile	60%
50th Percentile or Higher	100%

    The percentage of the Target Number of EPS Stock Units subject to the Award that vest for the FY16-FY17 Performance Period will equal the Applicable Percentage determined above based on the Corporation’s Adjusted EPS Growth Performance Ranking for the FY16-FY17 Performance Period, multiplied by one hundred percent (100%) of the Target Number of EPS Stock Units subject to the Award. The percentage of the Target Number of Revenue Stock Units subject to the Award that vest for the FY16-FY17 Performance Period will equal the Applicable Percentage determined above based on the Corporation’s Revenue Growth Performance Ranking for the FY16-FY17 Performance Period, multiplied by one hundred percent (100%) of the Target Number of Revenue Stock Units subject to the Award. Notwithstanding the previous two sentences, the Stock Units subject to the Award that vest for the FY16-FY17 Performance Period will be the number determined pursuant to the preceding two sentences but reduced (but not below zero) by the number of Stock Units subject to the Award that vested for the FY16 Performance Period.
FY16-FY18 Performance Period. The Target Number of EPS Stock Units subject to the Award and the Target Number of Revenue Stock Units subject to the Award will be eligible to vest based on the Corporation’s Adjusted EPS Growth Performance Ranking, Revenue Growth Performance Ranking and Actual TSR Percentile for the FY16-FY18 Performance Period in accordance with the following tables:

Adjusted EPS Growth Performance Ranking for the FY16-FY18 Performance Period	Applicable Percentage
Less than 10th Percentile	0%
10th Percentile	25%
25th Percentile	60%
50th Percentile	100%
80th Percentile or Higher	225%

Adjusted Revenue Growth Performance Ranking for the FY16-FY18 Performance Period	Applicable Percentage
Less than 10th Percentile	0%
10th Percentile	25%
25th Percentile	60%
50th Percentile	100%
80th Percentile or Higher	225%

    The percentage of the Target Number of EPS Stock Units subject to the Award that vest for the FY16-FY18 Performance Period will equal the Applicable Percentage determined above based on the Corporation’s Adjusted EPS Growth Performance Ranking for the FY16-FY18 Performance Period, multiplied by the Target Number of EPS Stock Units subject to the Award, subject to the Actual TSR Percentile adjustment described below. The percentage of the Target Number of Revenue Stock Units subject to the Award that vest for the FY16-FY18 Performance Period will equal the Applicable Percentage determined above based on the Corporation’s Revenue Growth Performance Ranking for the FY16-FY18 Performance Period, multiplied by the Target Number of Revenue Stock Units subject to the Award, subject to the Actual TSR Percentile adjustment described below.
If the Corporation’s Actual TSR Percentile for the FY16-FY18 Performance Period is in the top quartile of the Company Peer Group, then the Applicable Percentages otherwise determined for the FY16-FY18 Performance Period shall be multiplied by a factor of 1.2. (For example, an Applicable Percentage otherwise determined as above for the FY16-FY18 Performance Period to be 150% would, after giving effect to such adjustment, if required, become an Applicable Percentage of 180%.) If the Corporation’s Actual TSR Percentile for the FY16-FY18 Performance Period is in the bottom quartile of the Company Peer Group, then the Applicable Percentages otherwise determined for the FY16-FY18 Performance Period shall be multiplied by a factor of 0.8. (For example, an Applicable Percentage otherwise determined for the FY16-FY18 Performance Period to be 150% would, after giving effect to such adjustment, if required, become a vesting percentage of 120%.) If the Corporation’s Actual TSR Percentile for the FY16-FY18 Performance Period is in the second or the third quartile of the Company Peer Group, then no adjustment shall be made to the Applicable Percentages otherwise determined for the FY16-FY18 Performance Period.
Notwithstanding the prior two paragraphs, the Stock Units subject to the Award that vest for the FY16-FY18 Performance Period will be the number determined pursuant to the preceding two paragraphs but reduced (but not below zero) by the aggregate number of Stock Units subject to the Award that vested for the FY16 Performance Period and the FY16-FY17 Performance Period.
General. For each of the tables above, the applicable vesting percentage will be interpolated on a linear basis between the levels stated in the applicable table and fractional shares shall be rounded to the nearest whole share.
Any Stock Units that do not vest based on the performance requirements set forth in this Exhibit A (and which have not previously vested or terminated pursuant to the terms of this Agreement) will automatically terminate as of the last day of the FY16-FY18 Performance Period. The number of Stock Units that vest based on performance as of the end of the applicable Performance Period will be determined by the Administrator following the end of the applicable Performance Period, and payment of vested Stock Units will be made as provided in Section 5 of the Terms. Any such determination by the Administrator shall be final and binding.
A.2    Defined Terms.
For purposes of the Award, the following definitions will apply:

“Actual TSR Percentile” means the percentile ranking of the Corporation’s TSR among the TSRs for the Company Peer Group members for the FY16-FY18 Performance Period.
“Adjusted EPS” means, as to the Corporation and any other Company Peer Group member for a particular Performance Period, the reported earnings per share of that entity for that particular Performance Period (using the calculation, whether in accordance with Generally Accepted Accounting Principles (“GAAP”) or non-GAAP, principally used by that entity to publicly report its earnings per share for that period), subject to the adjustments described below.
“Adjusted EPS Growth Performance Ranking” means, as to a particular Performance Period, the ranking of the Corporation’s Adjusted EPS growth for that Performance Period relative to the Adjusted EPS growth levels for that Performance Period for the companies (including the Corporation) comprising the Company Peer Group. The Adjusted EPS Growth Performance Ranking for any particular entity within the Company Peer Group shall be determined based on the Company Peer Group member’s Adjusted EPS for the fiscal quarters of such entity that end during the applicable Performance Period, when compared with the Company Peer Group member’s Adjusted EPS for the four consecutive fiscal quarters of such entity that ended immediately prior to the applicable Performance Period, all as determined by the Administrator based on information publicly available to the Administrator at the time it makes such determination.
“Applicable Percentage” means, as to a particular Performance Period, a percentage determined based on the Corporation’s Adjusted EPS Growth Performance Ranking or Revenue Growth Performance Ranking, as applicable, for that Performance Period.
“Beginning Price” means, with respect to the Corporation and any other Company Peer Group member, the closing stock price of such company’s common stock on the principal exchange on which such stock is traded for the last trading day immediately preceding the start of the applicable Performance Period.

“Company Peer Group” means the Corporation and each of the following companies:

Amkor Technology, Inc.
Analog Devices, Inc.
Avago Technologies, Ltd.
AVX Corporation
Cobham plc
Cypress Semiconductor Corporation
Diodes, Inc.
Fairchild Semiconductor International, Inc.
Infineon Technologies AG
Integrated Device Technology, Inc.
Intersil Corporation
Linear Technology Corporation
M/A-COM Technology Solutions Inc.
Marvell Technology Group Ltd.
Maxim Integrated Products, Inc.
MaxLinear, Inc.
Mercury Systems, Inc.
Microchip Technology, Inc.
MKS Instruments
ON Semiconductor Corporation
Power Integrations, Inc.
QLogic Corp.
RF Micro Devices, Inc.
Semtech Corporation
Silicon Laboratories, Inc.
Skyworks Solutions, Inc.
Vishay Intertechnology, Inc.
Xilinx, Inc.
The Company Peer Group shall be subject to adjustment by the Administrator for changes that occur prior to the end of the applicable Performance Period as follows: In the event of a merger or other business combination of two Company Peer Group members (including, without limitation, the acquisition of one Company Peer Group member, or all or substantially all of its assets, by another Company Peer Group member), the surviving, resulting or successor entity, as the case may be, shall continue to be treated as a member of the Company Peer Group, provided that the common stock (or similar equity security) of such entity is listed or traded on a national securities exchange as of the end of the FY16-FY18 Performance Period. In the event that the common stock (or similar equity security) of a Company Peer Group member is otherwise not listed or traded on a national securities exchange at the end of the FY16-FY18 Performance Period, such entity shall be excluded from the Company Peer Group.
“Ending Price” means, with respect to the Corporation and any other Company Peer Group member, the closing stock price of such company’s common stock on the principal exchange on which such stock is traded for the last trading day occurring in the applicable Performance Period.
“FY16 Performance Period” means the Corporation’s 2016 fiscal year.

“FY16-FY17 Performance Period” means the Corporation’s 2016 and 2017 fiscal years.
“FY16-FY18 Performance Period” means the Corporation’s 2016, 2017 and 2018 fiscal years.
“Performance Period” means either the FY16 Performance Period, the FY16-FY17 Performance Period, or the FY16-FY18 Performance Period, as applicable.
“Revenue” means, as to the Corporation and any other Company Peer Group member for a particular Performance Period, the reported revenue of that entity for that particular Performance Period (using the calculation, whether in accordance with GAAP or non-GAAP, principally used by the Corporation to publicly report its revenue for that period).
“Revenue Growth Performance Ranking” means, as to a particular Performance Period, the ranking of the Corporation’s Revenue growth for that Performance Period relative to the Revenue growth levels for that Performance Period for the companies (including the Corporation) comprising the Company Peer Group. The Revenue Growth Performance Ranking for any particular entity within the Company Peer Group shall be determined based on the Company Peer Group member’s Revenue for the fiscal quarters of such entity that end during the applicable Performance Period, when compared with the Company Peer Group member’s Revenue for the four consecutive fiscal quarters of such entity that ended immediately prior to the applicable Performance Period, all as determined by the Administrator based on information publicly available to the Administrator at the time it makes such determination.
“TSR” means total shareholder return and shall be determined with respect to the Corporation and any other Company Peer Group member by dividing: (a) the sum of (i) the difference obtained by subtracting the Beginning Price from the Ending Price plus (ii) all dividends and other distributions for which the ex-dividend date (or similar date in the case of a distribution other than a dividend) related to such dividend or other distribution occurs during the FY16-FY18 Performance Period by (b) the Beginning Price. Any non-cash distributions shall be ascribed such dollar value as may be determined by or at the direction of the Administrator.
A.3    Adjustments. For purposes of the Award, the Administrator shall adjust the Adjusted EPS and Revenue (in each case, of the Corporation and any Company Peer Group member, as applicable) to the extent (if any) it determines that the adjustment is necessary or advisable to preserve the intended incentives and benefits to reflect (1) any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation of the Corporation, (2) any change in accounting policies or practices, or (3) the effects of any special charges to the Company’s earnings. In addition, the Administrator shall make adjustments to the Ending Price and/or TSR and Adjusted EPS (in each case, of the Corporation and any Company Peer Group member, as applicable) to eliminate (to the extent necessary and without duplication) the impact of any stock splits, reverse stock splits, and stock dividends. The Administrator’s determination of Adjusted EPS, Revenue, TSR, Adjusted EPS Growth Performance Ranking and Revenue Growth Performance Ranking, and Actual TSR Percentile for each Performance Period and whether, and the extent to which, any such adjustment is necessary shall be final and binding.
* * * * *